Exhibit 10.15

Employment Contract

Party A (employer)

Name: Huahui (Shenzhen) Education Management Co., Ltd.

Address: 13th Floor, Building B1, Wisdom Plaza, Qiaoxiang Rd, Nanshan District, Shenzhen, China

Legal representative: Junze Zhang

Contact person: Zhenlei Liang

Contact number: +(86) 0755-86961406

Party B (employee)

Name: Shijie Yu

Gender: Male

National identification number or passport number: ___ National identification number: _______230605197805232212____________

Permanent residence address:No. 118 West Huaihe Road, Dalian Economic and Technological Development Zone, Liaoning Province, China

Current address: Bao District, Shenzhen, Guangdong, China

Contact number: _______________86+13332288523__________________________________

Party A and Party B agree to sign this contract

1.	Both parties agree and determine the term of the contract according to type _____1______

(i). Fixed term: From _22 November, 2019__ to ___21 November, 2024____.

(ii). Indefinite term: From ______/______ to________/________________________.

(iii). To complete a certain work task as a deadline: from______/__to ______/____.

(iv). Probation term ____/ ____months

2.	Working content of Party B: ______CEO_______.

Working place: ________Shenzhen________.

3.	Party B shall have statutory holidays, marriage leave, maternity leave, bereavement leave, etc. according to law.

Party A and Party B agree to determine Party B’s working hours in the 1st way below.

(1)	Standard working hours: __7.5__ hours per day, maximum working hours:___40_ hours per week.
(2)	After the approval of the human resources protection (labor) department, the implementation of the irregular work system。
(3)	Approved by the Human Resources Guarantee (Labor) Department to implement a comprehensive calculation of working hours

4.	Party A shall pay monthly wages before the_tenth__ day of a month.

Party A, in consultation with Party B, agrees to pay Party B’s salary in the 1st way below.

(1)	The monthly salary of Party B’s normal work is 10,430 yuan; and the performance salary is 4,470 yuan; perfect attendant award is 100 yuan;
During the probation period, the monthly salary of normal work is ___/_ yuan; nd the performance salary is __/__ yuan; perfect attendant award is ___/_____ yuan;
(2)	The two parties agreed to determine Party B’s salary by ___/___ yuan.

5.	Both Party A and Party B pay social insurance premiums in accordance with relevant regulations and pay housing provident fund

6.	Labor Protection, Working Condition and Occupational Hazard Protecting Party A shall provide labor and work sites that meet the national labor health standards in accordance with relevant national and local labor protection regulations, and effectively protect Party B’s safety and health in production. If Party B may cause occupational disease hazards during work, Party A shall truthfully inform Party B and protect Party B’s health and its rights and interests in accordance with the provisions of the Law on Prevention and Control of Occupational Diseases.

7.	Other matters that both parties agree to need to agree:

Performance pay and full attendance awards are executed according to the company’s compensation system。

8	This contract is made in two copies, each party holds one copy and it has the same legal effect.

Party A:_Huahui (Shenzhen) Education Management Co., Ltd.__(seal)

Legal Representative: Junze Zhang

Person Chiefly in Charge: Junze Zhang

27 November, 2019

Party B: Shijie Yu (signature)

22 November, 2019